As filed with the Securities and Exchange Commission on August 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hornbeck Offshore Services, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433 (985) 727-2000	72-1375844
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Todd M. Hornbeck

Chairman, President and Chief Executive Officer

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

(985) 727-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

R. Clyde Parker, Jr., Esq.

Winstead PC

1100 JPMorgan Chase Tower

600 Travis Street

Houston, Texas 77002

(713) 650-8400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Common Stock (including associated preferred share purchase rights)
Preferred Stock
Warrants
Debt Securities, including additional 6.125% Senior Notes due 2014(4)(5)
Guarantees of Debt Securities(6)	—
Total	$250,000,000	$—(7)(8)

(1)	Rule 457(o) under the Securities Act of 1933, permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.
(2)	This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	An indeterminate principal amount or number of common stock, preferred stock, warrants and debt securities may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $250,000,000.
(4)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.
(5)	Excluding accrued interest and distributions, if any.
(6)	If a series of debt securities of Hornbeck Offshore is issued, certain subsidiaries of Hornbeck Offshore may fully, irrevocably and unconditionally guarantee on an unsecured basis such debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees of the debt securities being registered.
(7)	Calculated pursuant to Rule 457(o) at the statutory rate of $55.80 per $1,000,000 of securities registered.
(8)	The Registrants previously paid a registration fee of $49,254 upon the filing of the registration statement on Form S-3 initially filed by the Registrants on August 31, 2005 (Registration No. 333-128014) to register an indeterminate principal amount or number of common stock, preferred stock, warrants and debt securities as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $418,467,500. As of December 8, 2008, $132,132,500 of those securities remained unsold under Registration No. 333-128014. On December 8, 2008, the Registrants filed a registration statement on Form S-3 (Registration No. 333-155998) to register an indeterminate principal amount or number of common stock, preferred stock, warrants and debt securities as may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $250,000,000. Pursuant to Rule 457(p), the registration fee then due for Registration Statement No. 33-155998 was offset against a portion of the then-remaining registration fee of $15,550 associated with the unsold securities remaining on Registration No. 333-128014. Pursuant to Rule 457(p), the registration fee currently due for this registration statement has been offset against the unused registration fee of $9,825 associated with the unsold securities remaining on Registration No. 333-155998 and a portion of the remaining registration fee of $5,727 associated with the unsold securities remaining on Registration No. 333-128014.

*	Includes existing domestic significant restricted subsidiaries that may guarantee debt securities being registered hereby, which are also registrants. Information about these additional registrants appears below.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

(Exact name of Additional Registrant as Specified in its Charter)(1)	(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number
Hornbeck Offshore Services, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Operators, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Transportation, LLC	Delaware	4424	72-1375844
Hornbeck Offshore Trinidad & Tobago, LLC	Delaware	4424	72-1375844
HOS-IV, LLC	Delaware	4424	72-1375844
Energy Services Puerto Rico, LLC	Delaware	4424	72-1375844

(1)	The address for each subsidiary guarantor registrant is 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Debt securities (other than our 6.125% Senior Notes due 2014), guarantees of debt securities (if any) by certain of our subsidiaries, common stock, preferred stock and warrants offered by us, and shares of common stock offered by selling stockholders, if any; and

(2) additional 6.125% Senior Notes due 2014 and guarantees of such notes by certain of our subsidiaries.

Including the securities that may be offered by selling stockholders, if any, we may offer any combination of the securities described in these prospectuses in one or more offerings with a total aggregate initial offering price of up to $250,000,000.

PROSPECTUS

$250,000,000 Hornbeck Offshore Services, Inc. Common Stock Preferred Stock Warrants Debt Securities

By this prospectus, from time to time, Hornbeck Offshore Services, Inc. may offer and sell up to $250,000,000 in the form of one or more of the securities listed above in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. This prospectus provides you with a general description of these securities.

Shares of common stock may be sold from time to time in one or more offerings by selling stockholders to be identified in a supplement to this prospectus. Hornbeck Offshore will not receive any proceeds from sales of shares of Hornbeck Offshore common stock by the selling stockholders, if any.

Hornbeck Offshore will provide you with a prospectus supplement before we or any selling stockholders sell any securities under this prospectus. Any prospectus supplement will inform you about the specific terms of an offering by Hornbeck Offshore or any selling stockholder, will list the names of any underwriters or agents, and may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement before you invest in any of our securities. This prospectus may not be used to sell any security unless it is accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “HOS.” On August 10, 2009, the last reported sales price of our shares of common stock was $22.07.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 11, 2009.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the selling stockholders, if any, have authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

In this prospectus, including documents incorporated by reference (except to the extent otherwise specified in such documents), “Company,” “we,” “us” and “our” or like terms refer to Hornbeck Offshore Services, Inc. and its subsidiaries, except as otherwise indicated. References in this prospectus and in such incorporated documents to “OSVs” mean offshore supply vessels; to “MPSVs” mean multi-purpose support vessels; to “AHTS” mean anchor-handling towing supply; to “deepwater” mean offshore areas, generally 1,000’ to 5,000’ in depth, and ultra-deepwater areas, generally more than 5,000’ in depth; to “deep well” mean a well drilled to a true vertical depth of 15,000’ or greater; and to “new generation,” when referring to OSVs, AHTS vessels and MPSVs, mean modern, deepwater-capable vessels subject to the regulations promulgated under the International Convention on Tonnage Measurement of Ships, 1969, which was adopted by the United States and made effective for all U.S.-flagged vessels in 1992 and foreign-flagged equivalent OSVs.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. In addition, the selling stockholders, if any, may sell shares of common stock in one or more offerings, the terms of which will be set forth in a prospectus supplement, if applicable. This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. Each time securities are offered for sale, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the following heading.

The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of certain of the securities offered by this prospectus as exhibits to reports we file with the Commission. The registration statement and those other reports can be read at the Commission website or at the Commission offices mentioned below under the following heading.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at the following location of the Commission at prescribed rates at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Commission. The address of that website is www.sec.gov. Commission filings may also be accessed free of charge through our Internet website at www.hornbeckoffshore.com (click on “Investors” and then “SEC Filings”). Information contained on our website, other than documents specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference into this prospectus, and you should not consider that information as part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations). These documents contain important information about us and our finances.

Commission Filings (No. 001-32108)	Period
Annual Report on Form 10-K	Year Ended December 31, 2008

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2009 and, June 30, 2009

Current Reports on Form 8-K	Filed on February 19, 2009, April 30, 2009, July 30, 2009 and August 11, 2009

Registration Statement on Form 8-A/A	Filed on November 18, 2008, and any future amendment or report updating that description

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) from the date of this prospectus and prior to the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to James O. Harp, Jr., Executive Vice President and Chief Financial Officer, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by mail, or if by telephone at (985) 727-2000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

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Information contained on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast,” “intend”, “may”, “might,” “plan”, “potential”, “predict”, “project”, “should” or “will” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risks we describe and other cautionary statements we make in this prospectus and in any accompanying prospectus supplement. For a further discussion of risk factors affecting our business, please reference the risk factors described in the reports we file with the Commission under the Exchange Act. For a discussion of risk factors affecting the securities offered by us, please reference the section entitled “Risk Factors” in the accompanying prospectus supplement.

Among the risks, uncertainties and assumptions to which these forward-looking statements may be subject are:

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our inability to successfully or timely complete our various vessel construction and conversion programs, especially our MPSV program, which involves the construction and integration of highly complex vessels and systems;

•	changes in our vessel construction and conversion budgets;

•	less than anticipated success in marketing and operating our MPSVs, which are a class of vessels that we do not have a long history of owning or operating;

•	the inability of our MPSVs to perform the services for which they were designed;

•	further weakening of demand for our services;

•	inability to effectively curtail operating expenses from stacked vessels;

•	the potential for valuation impairment charges;

•	the inability to sell or otherwise dispose of non-core assets on acceptable terms;

•	unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels;

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•	an unfavorable ruling in the adversary proceeding regarding the HOS Achiever in the Superior Offshore International, Inc. bankruptcy case;

•	industry risks;

•	further reductions in capital spending budgets by customers;

•	further decline in oil and natural gas prices;

•	increases in operating costs;

•	the inability to accurately predict vessel utilization levels and dayrates;

•	less than anticipated subsea infrastructure demand activity in the U.S. Gulf of Mexico and other markets;

•	the level of fleet additions by competitors that could result in over-capacity;

•	economic and political risks including those that are the result of proposed changes to policies and laws currently being considered in the United States;

•	weather related risks;

•	the risk of pandemics such as swine flu;

•	the inability to attract and retain qualified marine personnel;

•	regulatory risks;

•	the repeal or administrative weakening of the Jones Act;

•	drydocking delays and cost overruns and related risks;

•	vessel accidents or pollution incidents resulting in lost revenue or expenses that are unrecoverable from insurance policies or other third parties;

•	unexpected litigation and insurance expenses;

•	fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations.

In addition, our future results may be impacted by continued volatility or deterioration in capital markets and the worldwide economic downturn, inflation, deflation, or other adverse economic conditions that may negatively affect us or parties with whom we do business resulting in such parties non-payment or inability to perform obligations owed to us, such as the failure of shipyards and major suppliers to complete orders or the failure by banks to provide expected funding under our credit agreement. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts us, or should our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in our forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of our most recent Annual Report on Form 10-K as well as filings we have made and will make with the Commission which, after their filings, can be found on our website www.hornbeckoffshore.com.

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ABOUT HORNBECK OFFSHORE SERVICES, INC.

We are a leading provider of technologically advanced, new generation OSVs primarily in the U.S. Gulf of Mexico and other select U.S. and international markets, and are a leading short-haul transporter of petroleum products through our coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S., the U.S. Gulf of Mexico, the Great Lakes and in Puerto Rico. We currently own a fleet of over 80 vessels primarily serving the energy industry.

We were formed as a Delaware corporation in 1997. Our principal executive offices are located at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, and our telephone number is (985) 727-2000. Our website address is www.hornbeckoffshore.com. Information on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement for general corporate purposes. These purposes may include financing of strategic acquisitions and capital expenditures (including newbuild and conversion programs), additions to working capital and repayment of all or a portion of our indebtedness outstanding at the time. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

We will not receive any of the proceeds from the sale of shares of common stock by any selling stockholders under this prospectus and any related prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. For purposes of determining the ratios of earnings to fixed charges, earnings are defined as income from continuing operations plus fixed charges, excluding capitalized interest. Fixed charges consist of interest (whether expensed or capitalized) and amortization of debt expenses. As of the date of this prospectus, we do not have any preferred stock outstanding. The table below sets forth the calculation of the ratio of earnings to fixed charges for the periods indicated (in thousands, except for ratio data).

	Year Ended December 31,									Six Months Ended June 30,
	2004	2005		2006		2007		2008		2008		2009
Total interest cost
Interest expense	$17,698	$12,558		$18,866		$21,299		$8,331		$4,073		$6,998
Capitalized interest	3,004	3,869		2,760		11,478		28,332		13,229		11,529

Total interest cost (fixed charges)	$20,702	$16,427		$21,626		$32,777		$36,663		$17,302		$18,527

Pre-tax income	$(3,803)	$58,981		$117,683		$142,999		180,181		$74,941		$43,388
Interest expense	17,698	12,558		18,866		21,299		8,331		4,073		6,998

Earnings	$13,895	$71,539		$136,549		$164,298		188,512		$79,014		$50,386

Ratio of earnings to fixed charges(1)(2)(3)(4)	—	4.4	x	6.3	x	5.0	x	5.1	x	4.6	x	2.7	x

(1)	We have authority to issue up to 5,000 shares of preferred stock, par value $.01 per share; however, there are currently no such shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
(2)	For the year ended December 31, 2004, earnings were inadequate to cover fixed charged by $6.8 million. If we adjust earnings to exclude the impact of loss on the early extinguishment of debt incurred in the 2004 and 2005 periods reflected above, the ratio of earnings to fixed charges, as so adjusted, would be 1.8x and 4.5x for the years ended December 31, 2004 and 2005, respectively.
(3)	Effective January 1, 2009 we retroactively applied a new accounting rule set forth by the Financial Accounting Standards Board regarding our 1.625% convertible senior notes due 2026. This new requirement states that the liability and equity components of a convertible debt instrument that may be settled in cash upon conversion be accounted for separately so that an entity’s accounting will reflect additional non-cash interest expense to match the nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. All amounts for prior periods have been adjusted for the retrospective application of the accounting change.
(4)	During the six months ended June 30, 2009, we recorded a non-cash asset impairment charge of $25.8 million related to ten single-hulled tank barges and six ocean-going tugs and a $0.9 million non-cash charge for the write-off of remaining goodwill associated with our Downstream segment. Excluding these non-cash charges, our ratio of earnings to fixed charges would have been 4.2x for the six months ended June 30, 2009.

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DESCRIPTION OF THE SECURITIES WE MAY OFFER

General

We may issue, in one or more offerings, any combination of common stock, preferred stock, warrants or senior or subordinated debt securities. The selling stockholders, if any, may sell in one or more offerings, shares of our common stock.

This prospectus contains a summary of the general terms of the various securities that we or the selling stockholders, if any, may offer. The prospectus supplement to be attached to the front of this prospectus relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us or the selling stockholders, if any, as the case may be. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Book-Entry System

Unless otherwise indicated in a prospectus supplement, certain of the securities we may offer will be issued in the form of one or more fully registered global securities. These global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to

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DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing certain of the offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in a global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in a global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in a global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the offered securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

Each person owning a beneficial interest in a global security must rely on DTC’s procedures (and, if that person holds through a participant, on the participant’s procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures incorporated by reference as exhibits to the registration statement of which this prospectus is a part provide that DTC may grant proxies and otherwise authorize participants to take any action which it (as the holder of a global security) is entitled to take under such indentures or the global security. We understand that under existing industry practice, if we request any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

We will make payments with respect to offered securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers’ accounts in “street name”) and will be the responsibility of the participants. We will not have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

•	maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

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•	any other aspect of the relationship between DTC and its participants; or

•	the relationship between the participants and the owners of beneficial interests in a global security.

Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Exchange Act;

•	we decide at any time not to have the securities of that series represented by a global security and so notify DTC; or

•	in the case of debt securities, upon notice from DTC to the applicable indenture’s trustee if an event of default has occurred and is continuing with respect to such debt securities.

If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in DTC’s or its nominee’s name.

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DESCRIPTION OF CAPITAL STOCK

For purposes of this section entitled “Description of Capital Stock,” the terms “we,” “our,” “us” and “Company” refer only to Hornbeck Offshore Services, Inc. and not its subsidiaries.

General

The following description of our capital stock is only a summary. For more complete information, you should refer to our certificate of incorporation, bylaws and stockholder rights plan and any amendments thereto, which we have filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. In addition, you should refer to the Delaware General Corporation Law, which also governs our structure, management and activities.

As of June 30, 2009, our authorized capital stock consisted of:

•

100,000,000 shares of common stock, par value $.01 per share, of which 26,089,284 were outstanding and held by approximately 124 holders of record, representing approximately 49,756 beneficial owners; and

•

5,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 have been designated as Series A Junior Participating Preferred Stock in connection with the stockholder rights plan discussed below, but none are currently outstanding.

Our common stock is listed and trades on the New York Stock Exchange under the ticker symbol “HOS.”

Common Stock

General. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Stockholders are not permitted to cumulate their votes. With certain exceptions, which are described below, a majority of the votes entitled to be cast and represented in person or by proxy at a meeting of stockholders is required to approve any matter on which stockholders vote. The affirmative vote of holders of at least 80% of the shares entitled to vote is required to approve certain amendments to our certificate of incorporation and bylaws. See “Anti-Takeover Effects of Certificate, Bylaws and Stockholder Rights Plan.” The affirmative vote of holders of at least 66 2/ 3% of the shares entitled to vote is required to approve or authorize:

•	a merger or consolidation with any other corporation;

•	the sale, lease, exchange or other disposition of all or substantially all of our assets;

•	a liquidation of our Company; or

•	any amendments to our certificate of incorporation.

The holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to preferences that may be applicable to any outstanding preferred stock. The indenture governing our 6.125% senior notes due 2014 and our revolving credit facility limit our ability to declare or pay dividends and, in some circumstances, prohibit the declaration or payment of dividends and other restricted

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payments. If we liquidate, dissolve or otherwise wind up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of prior distribution rights of preferred stock, if any is then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Jones Act Restrictions on Ownership by Non-U.S. Citizens. Under Section 27 of the Merchant Marine Act of 1920, also known as the Jones Act, the privilege of transporting merchandise or passengers for hire in the coastwise trade in U.S. domestic waters is restricted to only those vessels that are owned and managed by U.S. citizens and are built in and registered under the laws of the United States. A corporation is not considered a U.S. citizen unless, among other things, at least 75% of the ownership of voting interests with respect to its equity stock is held by U.S. citizens.

If we should fail to comply with such requirements, our vessels would lose their eligibility to engage in coastwise trade within U.S. domestic waters. To facilitate compliance, our certificate of incorporation:

•	limits ownership by Non-U.S. citizens of any class of our capital stock (including our common stock) to 20%, so that foreign ownership will not exceed the 25% permitted by the Jones Act;

•	permits withholding of dividends and suspension of voting rights with respect to any shares held by non-U.S. citizens that exceed 20%;

•	permits a stock certification system with two types of certificates to aid tracking of ownership;

•	permits our board of directors to authorize the Company to redeem any shares held by non-U.S. citizens that exceed 20%; and

•	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.

Preferred Stock

General. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, in one or more series and to fix the designations, powers, preferences, privileges and relative participation, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock. The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our certificate of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an

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exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

A total of 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock, which we refer to as “the Series A Preferred Stock”, in connection with our stockholder rights plan discussed below. No other series of preferred stock has been designated and no shares of preferred stock are outstanding.

Rank. The shares of preferred stock of any series will have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends. The certificate of designation setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

To the extent provided in the certificate of designation, dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Voting Rights. The holders of shares of preferred stock will have the voting rights provided by the applicable certificate of designation and as required by applicable law. These voting rights will be described in the applicable prospectus supplement.

Conversion and Exchange. The certificate of designation setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or securities of a third party.

Redemption. If so specified in the certificate of designation setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including possible acquisitions, and

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such issuance could adversely affect the voting rights of holders of our common stock. The issuance of preferred stock could also affect the likelihood that holders of common stock will receive dividends or payments upon liquidation. In addition, the rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of our Company.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Stockholder Rights Plan

General. Our certificate of incorporation, bylaws and stockholder rights plan contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our Company. The provisions of our certificate of incorporation, bylaws and stockholder rights plan reduce the vulnerability of our Company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our Company. In addition, our certificate of incorporation contains provisions that enable our board to limit the amount of our common stock that may be owned by persons who are not U.S. citizens. See “Common Stock—Jones Act Restrictions on Ownership by Non-U.S. Citizens” above. This may adversely affect the liquidity of our common stock in certain situations. You should read our certificate of incorporation, bylaws and stockholder rights plan in their entirety for a complete description of the rights of holders of our common stock.

Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of a significant amount of authorized but unissued common stock and preferred stock and the ability of our board of directors to issue additional stock in our Company may make it more difficult or may discourage an attempt to obtain control of our Company.

Board of Directors. Our certificate of incorporation and bylaws divide the members of our board of directors into three classes serving three-year staggered terms. The classification of directors makes it more difficult for our stockholders to change the composition of our board: at least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, whether or not a plurality of our stockholders favors such a change. The affirmative vote of the holders of at least 80% of the shares entitled to vote is required to alter or repeal the provision related to the classification of our board.

Our stockholders may only remove directors from office for cause by the affirmative vote of stockholders holding at least 80% of the shares entitled to vote at an election of directors. Our stockholders may not remove directors without cause. Vacancies in a directorship may

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be filled only by the vote of a majority of the remaining directors, although if a director was removed by the stockholders, the vacancy may be filled at the meeting at which the removal took place by the affirmative vote of stockholders holding at least 80% of the shares entitled to vote. The number of directors may be fixed by resolution of the board, but must be no less than four nor more than nine unless otherwise determined by holders of 80% of the shares entitled to vote at an election of directors or by unanimous consent of the board.

Supermajority Voting. The affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock is required to amend or repeal our certificate of incorporation, except with respect to the classification of the board, which requires the affirmative vote of the holders of at least 80% of our outstanding voting stock. The affirmative vote of the holders of at least 80% of our outstanding voting stock is required to amend, alter, change or repeal the provisions in our bylaws governing the following matters:

•	the composition of the board of directors, including the classification of the board;

•	the removal of directors and the procedure for electing the successor to a removed director;

•	the date and time of the annual meeting;

•	advance notice of stockholder nominations and stockholder business; and

•	the procedure for calling a special meeting of stockholders.

No Stockholder Action by Written Consent. Under Delaware law, unless a corporation’s certificate of incorporation specifies otherwise, any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting.

Advance Notice of Stockholder Nominations and Stockholder Business. Our stockholders may nominate a person for election as a director or bring other business before a stockholder meeting only if the proposal is provided in a written notice to the Secretary of the Company at a specified time in advance of the meeting. The notice of stockholder proposal is also required to include certain other related information, as detailed in our bylaws.

Stockholder Rights Plan. Our board implemented a stockholder rights plan on June 18, 2003, a copy of which has been filed with the Commission, and declared a dividend of one right for each outstanding share of our common stock to stockholders of record on June 18, 2003. One right will also attach to each share issued after June 18, 2003. The rights will only become exercisable, and transferable apart from our common stock, ten business days following a public announcement that a person or group has acquired beneficial ownership of, or has commenced a tender or exchange offer for, 10% or more of our common stock. The rights plan was subsequently amended twice to, among other changes, conform its terms to the 1-for-2.5 reverse stock split of our common stock effected on March 5, 2004. The discussion that follows sets forth the operation of the rights.

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Each right will initially entitle the holder to purchase one one-hundredth of one share of our Series A Preferred Stock at a price of $187.50, subject to adjustment. If a person becomes an “acquiring person” as defined below, each holder of a right who is not an acquiring person will have the right to receive upon exercise of each right and payment of the purchase price, that number of shares of common stock (or, in certain circumstances, cash, property, or other Company securities) having a then current market price equal to twice the exercise price for one one-hundredth of one share of our Series A Preferred Stock (or, in certain circumstances, cash, property, our common stock or other of our securities). Similarly, if after an event triggering the exercise of the rights we are acquired in a merger or other business combination, or 50% or more of our assets or earning power are sold or transferred, each holder of a right (other than holders whose rights have been voided) will have the right to receive, upon exercise of the right and payment of the purchase price, that number of shares of common stock of the company acquiring us having a then current market price equal to twice the exercise price for one one-hundredth of a share of Series A Preferred Stock.

Under the rights plan, an acquiring person is a person or group that has acquired or has announced an offer to acquire 10% or more of our common stock. The following are excluded from the definition of acquiring person:

•	the Company;

•	any subsidiary of the Company;

•	any employee benefit plan or employee stock plan of the Company, any subsidiary of the Company or any person appointed or holding our common stock pursuant to the terms of any such plans; or

•

any person whose ownership of 10% or more of our common stock then outstanding results solely from being a beneficial owner of 10% or more of our common stock at the effective date of the rights plan or having participated in our 2003 private placement, results from any transaction approved by at least 80% of the members of our entire board of directors or results from a reduction in the number of our issued and outstanding shares of common stock pursuant to a transaction approved by our board of directors. A person excluded for these reasons will become an acquiring person if it acquires any additional shares of our common stock, unless such additional acquisition does not result in the person owning 10% or more of our common stock, does not increase its percentage ownership of our common stock, or is approved in the same manner.

We may redeem the rights in whole, but not in part, at a redemption price of $.001 per right at any time before the rights become exercisable. The rights expire on June 17, 2013. Pursuant to the stockholder rights plan, all shares of our Series A Preferred Stock are reserved for issuance upon exercise of the rights.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group who attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders.

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Because our board of directors can redeem the rights or approve certain offers, the rights should not interfere with any merger or other business combination approved by our board of directors.

The description and terms of the rights are set forth in a rights plan between the Company and Mellon Investor Services LLC, which serves as the rights agent.

Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

on or after such time, the business combination is approved by the board of directors of the corporation and authorized not by written consent, but at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a transaction specified in Section 203 and involving the corporation and a person who:

•	had not been an interested stockholder during the previous three years; or

•

became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period.

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Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that it shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or any successor statute, or (4) for any transaction from which the director derives an improper personal benefit. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and bylaws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

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DESCRIPTION OF WARRANTS

For purposes of this section entitled “Description of Warrants,” the terms “we,” “our,” “us” and “Company” refer only to Hornbeck Offshore Services, Inc. and not its subsidiaries.

We may issue warrants to purchase shares of any class or series of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any shares of common stock, preferred stock or debt securities and may be attached to or separate from such shares of common stock or preferred stock or debt securities.

Each series of warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a warrant agent (each, a “Warrant Agent”). The Warrant Agent will act as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants that may be offered. Further terms of the warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement. The Warrant Agreement for a particular series of warrants will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the securities, which may include shares of any class or series of common stock, preferred stock or debt securities, for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the periods during which the warrants are exercisable;

•	the number of shares of any class or series of common stock or preferred stock or the amount of debt securities for which each warrant is exercisable;

•	the exercise price for the warrants, including any changes to or adjustments in the exercise price;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

•	any listing of the warrants on a securities exchange or automated quotation system;

•	if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

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DESCRIPTION OF DEBT SECURITIES

For purposes of this section entitled “Description of Debt Securities,” the terms “we,” “our,” “us” and “Company” refer only to Hornbeck Offshore Services, Inc. and not its subsidiaries.

General

We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture (which is separate and in addition to the indenture governing our 6.125% senior notes due 2014, referred to as the 6.125% senior note indenture) and, unless secured, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter for which financial statements are available. We refer to our senior debt indenture (excluding our 6.125% senior note indenture) and our subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” The forms of the indentures are exhibits to the registration statement we filed with the Commission, of which this prospectus is a part.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. The specific terms of any series of debt securities will be described in a prospectus supplement. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The indentures do not limit the aggregate principal amount of debt securities that may be offered under the indentures. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title and denomination of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

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•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the method of payment of interest, in particular whether the interest will be paid in kind or otherwise, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

•	the price and other terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option or otherwise;

•

the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event, passage of time or at the option of a holder;

•	the place or places where the principal of, premium and other amounts, if any, and interest shall be payable;

•	any covenants to which the Company or its subsidiaries may be subject with respect to the debt securities;

•

the place or places where the debt securities may be surrendered for transfer or exchange, and where notices and demands to or upon the Company in respect to the debt securities and the applicable indenture may be served;

•

the person or persons within which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•

any addition to, or modification or deletion of, any events of default or covenants with respect to the securities and any related terms for the waiver of any event of default or noncompliance of any covenant;

•	any index or formula used to determine the amount of payment of principal of and interest on the debt securities;

•

if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium and other amounts, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

•

if we or a holder may elect that payments of principal of, premium and other amounts, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such

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payments are to be made, including the terms and conditions applicable to any payments and the manner in which they exchange rate with respect to such payments will be determined, and any particular related provisions;

•

if the amount of principal payable at the maturity of any debt securities is not determinable as of any one or more dates prior to the maturity date, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose;

•	any provisions relating to the defeasance of our obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into our common stock;

•	whether the debt securities will be secured;

•	the terms of any transfer, mortgage, pledge or assignment as security for the debt securities;

•

whether any debt securities will be issued in the form of a global security, and, if different than described above under “Description of the Securities We May Offer—Book Entry System,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	any agents for the debt securities, including trustees, depositories, authenticating, conversion, calculation or paying agents, transfer agents or registrars;

•	whether the debt securities are senior or subordinated debt securities, or a combination thereof;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

•	any provisions relating to the satisfaction and discharge of the debt securities;

•	whether the debt securities will have the benefits of any guarantee and, if so, the identity of the guarantors and the terms and provisions applicable to any such guarantee; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be “original issue discount securities.” Alternatively, debt securities may be sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at an original issue discount, in which case the debt security will be an “original issue discount security.” “Original issue discount securities” may bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal

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amount of these securities may be payable upon declaration of acceleration of their maturity. We will summarize material United States federal income tax considerations and other special considerations that may be applicable to holders of original issue discount securities in the applicable prospectus supplement.

Indentures

Debt securities issued under this prospectus that will be senior debt will be issued under a senior debt indenture (which is separate and in addition to our 6.125% senior note indenture) between us and Wells Fargo Bank, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the “senior debt indenture.” Debt securities that will be subordinated debt will be issued under a subordinated debt indenture between us and Wells Fargo Bank, National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the “subordinated debt indenture”. We refer to the trustee under each of these indentures as the “senior debt indenture trustee” or as the “subordinated debt indenture trustee” as the context may require. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices. Each indenture and its associated documents contain the full legal text of the matters described in this section “Description of Debt Securities.”

Subordination of Subordinated Debt Securities

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness.

Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture provides that, unless all principal of and any premium and other amounts and interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or other amounts or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•

that a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness or a trustee with respect to senior indebtedness to accelerate the maturity of the senior indebtedness with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist and any related acceleration has been rescinded; or

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•

that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

If the subordinated debt indenture trustee or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then such trustee or the direct holders will have to repay that money to us or the persons making payment or distributions, as the case may be. Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the subordinated debt indenture trustee and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

The prospectus supplement may include a description of additional terms implementing the subordination feature.

Events Of Default

General

You will have special rights if an “event of default” occurs, with respect to any series, and is not cured, as described later in this subsection or in a prospectus supplement. Under each indenture, the term “event of default” means any of the following:

•	we do not pay interest on a debt security, in the case of senior debt securities or subordinated debt securities, within 30 days of its due date;

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not make a sinking fund payment, if applicable, within five days following its due date;

•	we remain in breach of any covenant or warranty described in such indenture for 60 days after we receive a notice stating we are in breach;

•	certain events of bankruptcy, insolvency or reorganization of our Company; or

•	if a subsidiary guarantee for a debt security is held to be invalid by a court.

Remedies if an Event of Default Occurs

With respect to events of default relating to certain events of bankruptcy, insolvency or reorganization, all principal and accrued interest on the debt securities shall become immediately due and payable. If another event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the terms of each indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and

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liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the terms of each indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date, subject to applicable subordination features, if any.

Satisfaction and Discharge

We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Subject to certain other conditions, we may effect a discharge by irrevocably depositing with the trustee cash in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and other amounts, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

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•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place of or the currency for payment on a debt security;

•	impair your right to sue for payment or for conversion of a debt security;

•	release any guarantor subsidiary other than as provided in the indentures;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indentures;

•	modify any other aspect of the provisions dealing with modification and waiver of the indentures;

•	modify any conversion ratio, if any, or otherwise impair conversion rights, if any, of any debt security except as permitted by the indentures;

•	modify any redemption provisions;

•	directly or indirectly release any of the collateral or security interest or guarantee in respect of the debt securities, except as permitted in the indentures;

•	change any obligations to pay additional amounts under the applicable indentures; and

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indentures or to waive certain defaults.

In addition, we may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite portion of holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance and Covenant Defeasance

Except as provided in the applicable prospectus supplement, we may elect either

•

to be discharged from all our obligations in respect of debt securities (and any related guarantees) of any series, except for our obligations to execute, authenticate, deliver and date debt securities, to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to furnish to

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the trustee a list of names and addresses of holders of debt securities of any series, to maintain paying agencies and to hold in trust monies for punctual payment of principal and interest of the debt securities of such series to the applicable holders of record we will refer to this discharge as “defeasance”), or

•	to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as “covenant defeasance”);

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium, other amounts and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion Rights

The terms and conditions, if any, on which debt securities being offered are convertible into common stock will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Consolidation, Merger And Sale Of Assets

We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another corporation if the following conditions, among others, are met:

•

where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities;

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•

where, as a result of such transaction, our assets become subject to a mortgage, pledge, lien, security interest or other encumbrance which is not otherwise permitted under the indentures, we or our successor must take such steps as may be necessary to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby;

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities; and

•	any other conditions provided in the indentures with respect to the debt securities are satisfied.

Form, Exchange, Registration And Transfer

Generally, we will issue debt securities only in registered global form. However, if specified in the prospectus supplement or in the certain instances described in “Description of the Securities We May Offer—Book-Entry System,” we may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee (or replacement trustee) acts as our agent for registering debt securities in the names of holders and transferring debt securities. The person performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment And Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

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We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Regarding the Trustee

The trustee under the senior debt indenture and the subordinated debt indenture and their respective affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

Governing Law

The indentures will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

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SELLING STOCKHOLDERS

If applicable, a table in substantially the following form will be included in a prospectus supplement setting forth information about the beneficial ownership of our common stock by the selling stockholders, if any, as of the date such prospectus supplement and after the sale of the common stock offered by such selling stockholders under this prospectus and any applicable prospectus supplement, as provided by such selling stockholders. No selling stockholders have committed to sell any shares under this prospectus.

The selling stockholders, if any, may offer from time to time all, some or none of the shares of our common stock beneficially owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale or distribution of any of our common stock by the selling stockholders. We will pay all expenses incurred with respect to the registration and sale of their respective common stock except that the selling stockholders, if any, will pay all underwriting fees, discounts and commissions related to any shares sold, as well as certain out-of-pocket expenses incurred directly by such selling stockholders.

Before a selling stockholder not named below may use this prospectus in connection with an offering of common stock, this prospectus will be amended. In that amendment, we will include the name of the selling stockholder, the amount of common stock beneficially owned by such selling stockholder and the amount of common stock to be offered. Alternatively, we can include that information in a report filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and incorporate it by reference into this prospectus or we can include that information in a supplement to this prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any such amendment, report or prospectus supplement will also disclose whether any selling stockholder named in the amendment, report or prospectus supplement has held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, during the three years prior to the date of the amendment, report or prospectus supplement.

	Shares Beneficially Owned Before Offering		Shares Offered	Shares Beneficially Owned After Offering
Name	No.	Percentage of Our Common Stock Outstanding		No.	Percentage of Our Common Stock Outstanding
Selling Stockholders To Be Identified	—	— %	—	—	— %

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PLAN OF DISTRIBUTION

We and the selling stockholders, if any, may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, or, in the case of the Company only, in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delay delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price or price range;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid by agents.

In addition, we and the selling stockholders, if any, may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may also sell shares of our common stock short using this prospectus and deliver the common stock covered by this prospectus to close out such short positions, or loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default on the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If securities are sold by us or the selling stockholders, if any, by means of an underwritten offering, we and the selling stockholders, as applicable, will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such

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sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. In such sales, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell our securities for public offering and sale, other than our common stock, may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. We cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we and the selling stockholders, if any, use dealers in the sale of securities, the securities will be sold to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Underwriters or sales agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering

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as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

Direct Sales and Sales through Agents

We or the selling stockholders, if any, may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling stockholders, if any, may also sell the securities through agents designated from time to time. In the prospectus supplement, the name of any agent involved in the offer or sale of the offered securities will be provided, and we will describe any commissions payable to the agent. Unless you are informed otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling stockholders, if any, may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders, if any. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders, if any, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we or the selling stockholders, if any, may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us and the selling stockholders, as applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

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General Information

We and the selling stockholders, if any, may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winstead PC, Houston, Texas. R. Clyde Parker, Jr., a shareholder in Winstead PC, is a nonvoting, advisory director appointed by our board of directors, owns 74,984 shares of our common stock, has restricted stock unit awards subject to vesting with respect to 3,000 shares of our common stock and has options to acquire 24,125 shares of our common stock. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Hornbeck Offshore Services, Inc. appearing in Hornbeck Offshore Services Inc.’s Current Report (Form 8-K) dated August 11, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

$250,000,000 Hornbeck Offshore Services, Inc. 6.125% Senior Notes due 2014

By this prospectus, from time to time, Hornbeck Offshore Services, Inc. may offer and sell up to an aggregate principal amount of up to $250,000,000 of additional 6.125% Senior Notes due 2014. This prospectus provides you with a general description of these securities.

Hornbeck Offshore will provide you with a prospectus supplement before we sell any of our 6.125% Senior Notes due 2014 under this prospectus. Any prospectus supplement will inform you about the specific terms of an offering of our 6.125% Senior Notes due 2014 by Hornbeck Offshore, will list the names of any underwriters or agents, and may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement before you invest in our 6.125% Senior Notes due 2014. This prospectus may not be used to sell any of our 6.125% Senior Notes due 2014 unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 11, 2009.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

In this prospectus, including documents incorporated by reference (except to the extent otherwise specified in such documents), “Company,” “we,” “us” and “our” or like terms refer to Hornbeck Offshore Services, Inc. and its subsidiaries, except as otherwise indicated. References in this prospectus and in such incorporated documents to “OSVs” mean offshore supply vessels; to “MPSVs” mean multi-purpose support vessels; to “AHTS” mean anchor-handling towing supply; to “deepwater” mean offshore areas, generally 1,000’ to 5,000’ in depth, and ultra-deepwater areas, generally more than 5,000’ in depth; to “deep well” mean a well drilled to a true vertical depth of 15,000’ or greater; and to “new generation,” when referring to OSVs, AHTS vessels and MPSVs, mean modern, deepwater-capable vessels subject to the regulations promulgated under the International Convention on Tonnage Measurement of Ships, 1969, which was adopted by the United States and made effective for all U.S.-flagged vessels in 1992 and foreign-flagged equivalent OSVs.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under this shelf process, we may, over time, sell additional 6.125% Senior Notes due 2014 described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $250,000,000. This prospectus provides you with a general description of the notes that may be offered pursuant to this prospectus. Each time our notes are offered for sale, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the following heading.

The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the notes offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the notes offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of certain of the notes offered by this prospectus as exhibits to reports we file with the Commission. The registration statement and those other reports can be read at the Commission website or at the Commission offices mentioned below under the following heading.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at the following location of the Commission at prescribed rates at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Commission. The address of that website is www.sec.gov. Commission filings may also be accessed free of charge through our Internet website at www.hornbeckoffshore.com (click on “Investors” and then “SEC Filings”). Information contained on our website, other than documents specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference into this prospectus, and you should not consider that information as part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations). These documents contain important information about us and our finances.

Commission Filings (No. 001-32108)	Period
Annual Report on Form 10-K	Year Ended December 31, 2008

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2009 and June 30, 2009

Current Reports on Form 8-K	Filed on February 19, 2009, April 30, 2009, July 30, 2009 and August 11, 2009

Registration Statement on Form 8-A/A	Filed on November 18, 2008, and any future amendment or report updating that description

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) from the date of this prospectus and prior to the termination of the offering of the notes under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to James O. Harp, Jr., Executive Vice President and Chief Financial Officer, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by mail, or if by telephone at (985) 727-2000.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Information contained on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast,” “intend”, “may”, “might,” “plan”, “potential”, “predict”, “project”, “should” or “will” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risks we describe and other cautionary statements we make in this prospectus and in any accompanying prospectus supplement. For a further discussion of risk factors affecting our business, please reference the risk factors described in the reports we file with the Commission under the Exchange Act. For a discussion of risk factors affecting the securities offered by us, please reference the risk factors in the section entitled “Risk Factors” in the accompanying prospectus supplement.

Among the risks, uncertainties and assumptions to which these forward-looking statements may be subject are:

•

our inability to successfully or timely complete our various vessel construction and conversion programs, especially our MPSV program, which involves the construction and integration of highly complex vessels and systems;

•	changes in our vessel construction and conversion budgets;

•	less than anticipated success in marketing and operating our MPSVs, which are a class of vessels that we do not have a long history of owning or operating;

•	the inability of our MPSVs to perform the services for which they were designed;

•	further weakening of demand for our services;

•	inability to effectively curtail operating expenses from stacked vessels;

•	the potential for valuation impairment charges;

•	the inability to sell or otherwise dispose of non-core assets on acceptable terms;

•	unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels;

•	an unfavorable ruling in the adversary proceeding regarding the HOS Achiever in the Superior Offshore International, Inc. bankruptcy case;

•	industry risks;

•	further reductions in capital spending budgets by customers;

•	further decline in oil and natural gas prices;

•	increases in operating costs;

•	the inability to accurately predict vessel utilization levels and dayrates;

•	less than anticipated subsea infrastructure demand activity in the U.S. Gulf of Mexico and other markets;

•	the level of fleet additions by competitors that could result in over-capacity;

•	economic and political risks including those that are the result of proposed changes to policies and laws currently being considered in the United States;

•	weather related risks;

•	the risk of pandemics such as swine flu;

•	the inability to attract and retain qualified marine personnel;

•	regulatory risks;

•	the repeal or administrative weakening of the Jones Act;

•	drydocking delays and cost overruns and related risks;

•	vessel accidents or pollution incidents resulting in lost revenue or expenses that are unrecoverable from insurance policies or other third parties;

•	unexpected litigation and insurance expenses;

•	fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations.

In addition, our future results may be impacted by continued volatility or deterioration in capital markets and the worldwide economic downturn, inflation, deflation, or other adverse economic conditions that may negatively affect us or parties with whom we do business resulting in such parties non-payment or inability to perform obligations owed to us, such as the failure of shipyards and major suppliers to complete orders or the failure by banks to provide expected funding under our credit agreement. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts us, or should our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in our forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of our most recent Annual Report on Form 10-K as well as filings we have made and will make with the Commission which, after their filings, can be found on our website www.hornbeckoffshore.com.

ABOUT HORNBECK OFFSHORE SERVICES, INC.

We are a leading provider of technologically advanced, new generation OSVs primarily in the U.S. Gulf of Mexico and other select U.S. and international markets, and are a leading short-haul transporter of petroleum products through our coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S., the U.S. Gulf of Mexico, the Great Lakes and in Puerto Rico. We currently own a fleet of over 80 vessels primarily serving the energy industry.

We were formed as a Delaware corporation in 1997. Our principal executive offices are located at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, and our telephone number is (985) 727-2000. Our website address is www.hornbeckoffshore.com. Information on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the notes offered pursuant to this prospectus and any accompanying prospectus supplement for general corporate purposes. These purposes may include financing of strategic acquisitions and capital expenditures (including newbuild and conversion programs), additions to working capital and repayment of all or a portion of our indebtedness outstanding at the time. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities. Any specific allocation of the net proceeds of an offering of notes to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. For purposes of determining the ratios of earnings to fixed charges, earnings are defined as income from continuing operations plus fixed charges, excluding capitalized interest. Fixed charges consist of interest (whether expensed or capitalized) and amortization of debt expenses. As of the date of this prospectus, we do not have any preferred stock outstanding. The table below sets forth the calculation of the ratio of earnings to fixed charges for the periods indicated (in thousands, except for ratio data).

	Year Ended December 31,								Six Months Ended June 30,
	2004	2005		2006		2007		2008	2008		2009
Total Interest Cost
Interest Expense	$17,698	$12,558		$18,866		$21,299		$8,331	$4,073		$6,998
Capitalized Interest	3,004	3,869		2,760		11,478		28,332	13,229		11,529

Total Interest Cost (fixed charges)	$20,702	$16,427		$21,626		$32,777		$36,663	$17,302		$18,527

Pre-tax Income	$(3,803)	$58,981		$117,683		$142,999		$180,181	$74,941		$43,388
Interest Expense	17,698	12,558		18,866		21,299		8,331	4,073		6,998

Earnings	$13,895	$71,539		$136,549		$164,298		$188,512	$79,014		$50,386

Ratio of earnings to fixed charges(1)(2)(3)(4)	—	4.4	x	6.3	x	5.0	x	5.1x	4.6	x	2.7	x

(1)	We have authority to issue up to 5,000 shares of preferred stock, par value $.01 per share; however, there are currently no such shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
(2)	For the year ended December 31, 2004, earnings were inadequate to cover fixed charged by $6.8 million. If we adjust earnings to exclude the impact of loss on the early extinguishment of debt incurred in the 2004 and 2005 periods reflected above, the ratio of earnings to fixed charges, as so adjusted, would be 1.8x and 4.5x for the years ended December 31, 2004 and 2005, respectively.
(3)	Effective January 1, 2009 we retroactively applied a new accounting rule set forth by the Financial Accounting Standards Board regarding our 1.625% convertible senior notes due 2026. This new requirement states that the liability and equity components of a convertible debt instrument that may be settled in cash upon conversion be accounted for separately so that an entity’s accounting will reflect additional non-cash interest expense to match the nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. All amounts for prior periods have been adjusted for the retrospective application of the accounting change.
(4)	During the six months ended June 30, 2009, we recorded a non-cash asset impairment charge of $25.8 million related to ten single-hulled tank barges and six ocean-going tugs and a $0.9 million non-cash charge for the write-off of remaining goodwill associated with its Downstream segment. Excluding these non-cash charges, our ratio of earnings to fixed charges would have been 4.2x for the six months ended June 30, 2009.

DESCRIPTION OF THE NOTES

General

On November 23, 2004, we issued, in a private placement, $225,000,000 aggregate principal amount of our 6.125% Senior Notes due 2014 under an Indenture dated as of November 23, 2004 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). As permitted in the Indenture, on October 4, 2005, we issued an additional $75,000,000 aggregate principal amount of our 6.125% Senior Notes due 2014 at 99.25% of par. These notes were subsequently exchanged for substantially similar notes pursuant to exchange offers that were registered under the Securities Act (such exchanged notes being referred to herein as the “Outstanding Notes”). Subject to the covenant described in the first paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, the Company has the flexibility of issuing additional Notes in the future in an unlimited amount under the Indenture (the “Additional Notes”).

For purposes of this description, references to the “Company” mean Hornbeck Offshore Services, Inc., but not any of its subsidiaries. You will find the definitions of some of the other capitalized terms used in this description under the heading “—Certain Definitions”. The term “Notes” as used herein refers collectively to the Outstanding Notes and any Additional Notes issued in the future.

This “Description of the Notes” is intended to be a useful overview of the material provisions of the Notes and the Indenture. As this description is only a summary, you should refer to the Indenture and the Notes for a complete description of the obligations of the Company and your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Notes:

•	are general unsecured obligations of the Company;

•	are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	are represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in certificated form;

•

rank equally in right of payment to all existing and any future senior indebtedness of the Company, but are effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness;

•	rank senior in right of payment to any future subordinated indebtedness of the Company; and

•	are unconditionally guaranteed on a senior basis by certain Subsidiaries of the Company.

Any Outstanding Notes and Additional Notes that are issued and outstanding in the future will be treated as a single class of securities under the Indenture.

Initially, not all of the Company’s existing Subsidiaries will guarantee the Notes. Furthermore, under the circumstances described below under the subheading “—Certain Covenants—Additional Subsidiary Guarantees”, in the future one or more of its Subsidiaries may not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. The non-guarantor Subsidiaries have no outstanding Indebtedness (other than intercompany Indebtedness). Such non-guarantor Subsidiaries generated less than 1.0% of the Company’s consolidated revenues in the fiscal year ended December 31, 2007 and the nine months ended September 30, 2008. Also, such non-guarantor Subsidiaries held less than 1.0% of the Company’s consolidated assets as of December 31, 2007 and September 30, 2008.

As of the date of the Indenture, all of the Company’s Subsidiaries are “Restricted Subsidiaries”. However, under the circumstances described below under the subheading “—Certain Covenants—Future Designation of Restricted and Unrestricted Subsidiaries”, the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries”. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The Notes will mature on December 1, 2014. Interest on the Notes will:

•	accrue at the rate of 6.125% per annum;

•	accrue, with respect to the Outstanding Notes, from November 23, 2004 and, with respect to the Additional Notes, from the date of their issuance;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on June 1, 2005;

•	be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the paying agent, the Company will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Subsidiary Guarantees

The Company’s payment obligations under the Notes are jointly and severally guaranteed (the “Subsidiary Guarantees”) by all of the Company’s current Significant Subsidiaries. In the future, certain Restricted Subsidiaries of the Company will be required to guarantee the Notes under the circumstances described under “—Certain Covenants—Additional Subsidiary Guarantees”.

The obligations of each Guarantor under its Subsidiary Guarantee are a general unsecured obligation of such Guarantor, ranking equally in right of payment with all other current or future senior indebtedness of such Guarantor, including any borrowings under the Credit Facility, and senior in right of payment to any subordinated indebtedness incurred by such Guarantor in the future. The Subsidiary Guarantees are effectively subordinated, however, to all current and future secured obligations of the Guarantors, including any borrowings under the Credit Facility, to the extent of the value of the assets collateralizing such obligations.

The obligations of each Guarantor under its Subsidiary Guarantee are limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under bankruptcy, fraudulent conveyance and fraudulent transfer and similar laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

(1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) executes a supplement to the Indenture and delivers an Opinion of Counsel in accordance with the terms of the Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

(4) the Company would be permitted by virtue of the Company’s pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”.

The Indenture provides that, in the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor or the Person acquiring its assets will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See “—Repurchase at the Option of Holders—Asset Sales”. In addition, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture. All Subsidiary Guarantees will be released also upon Legal Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge”.

Optional Redemption

At any time prior to December 1, 2009, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Notes will also be redeemable at the Company’s option on or after December 1, 2009, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	103.063%
2010	102.042%
2011	101.021%
2012 and thereafter	100.000%

Further, prior to December 1, 2007, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Qualified Equity Offerings, provided that

(a) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption and

(b) each such redemption occurs within 60 days of the date of the closing of each such Qualified Equity Offering.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate; provided, however, that no Notes of $2,000 or less may be redeemed in part.

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders”, the Company is not required to repurchase the Notes or to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control. Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of each holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of repurchase.

Within 30 days following a Change of Control, the Company will mail a notice to each holder of Notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On or before the Change of Control Payment Date, the Company will, to the extent lawful,

(a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and

(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of The Depository Trust Company), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company’s capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facility and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company’s ability to repurchase Notes following a Change of Control may also be limited by the Company’s then existing financial resources.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A “Change of Control” will be deemed to have occurred upon the occurrence of any of the following:

(a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole,

(b) the adoption of a plan relating to the liquidation or dissolution of the Company,

(c) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding the effect of any voting arrangement pursuant to any agreement among the Company and any stockholders of the Company as in effect on the Issue Date) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company or

(d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors;

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if

(1) the stockholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company immediately following the consummation of such transaction and

(2) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

For purposes of this definition, a time charter of, bareboat charter or other contract for, marine vessels to customers in the ordinary course of business shall not be deemed to be a “lease” under clause (a) above.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who

(a) was a member of the Board of Directors on the Issue Date or

(b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

The definition of Change of Control includes an event by which the Company sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as whole, may be uncertain.

Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for this purpose an Event of Loss) unless

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and

(b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided, however, that the amount of

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability,

(2) Liquid Securities, and

(3) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall each be deemed to be Cash Equivalents for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Event of Loss), the Company or any such Restricted Subsidiary may apply such Net Proceeds to

(a) permanently repay all or any portion of the principal of any secured Indebtedness (to the extent of the fair value of the assets collateralizing such Indebtedness, as determined by the Board of Directors) or

(b) to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets, provided that if the Company or such Restricted Subsidiary enters into a binding agreement to acquire such Productive Assets within such 365-day period, but the consummation of the transactions under such agreement has not occurred within such 365-day period, and the agreement has not been terminated, then the 365-day period will be extended to 18 months to permit such consummation; provided further, however, if such consummation does not occur, or such agreement is terminated within such 18-month period, then the Company may apply, or cause such Restricted Subsidiary to apply, within 90 days after the end of the 18-month period or the effective date of such termination, whichever is earlier, such Net Proceeds as provided in clauses (a) and (b) of this paragraph.

Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $20 million, the Company will be required to make an offer to all holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding.

To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than any agreement governing the Credit Facility) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer. The agreement governing the Credit Facility may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Certain Covenants

Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

(a) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

(b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);

(c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at Stated Maturity; or

(d) make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (b), (c), (d), (f), (g) and (h), but including Restricted Payments permitted by clauses (a) and (e), of the next succeeding paragraph), is less than the sum of the following:

(A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) subject to clause (b) of the next succeeding paragraph, 100% of the aggregate net cash proceeds, and the fair market value of any property other than cash, received by the Company since January 1, 2004 from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged for, Disqualified Stock), plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus

(D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments in such Subsidiary previously made by the Company and its Restricted Subsidiaries as of the date of such redesignation and (2) the amount of such Investments, plus

(E) $20 million.

The preceding provisions will not prohibit:

(a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture;

(b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Wholly Owned Restricted Subsidiaries;

(e) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any employee of the Company or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year;

(f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(g) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

(h) the purchase by the Company of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment will be determined in the manner contemplated by the definition of the term “fair market value”, and the results of such determination will be evidenced by an Officers’ Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment (other than a Restricted Payment permitted by clause (b), (c), (d), (f), (g) or (h) of the preceding paragraph), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness (including, without limitation, any Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, in each case if the Consolidated Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 at the time such additional Indebtedness is incurred or such Disqualified Stock is issued (such time being called the “Incurrence Time”), in each case as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

The preceding provisions will not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following Indebtedness:

(a) Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (1) $75 million and (2) 20% of the Company’s Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available;

(b) Existing Indebtedness;

(c) Hedging Obligations;

(d) Indebtedness represented by the Outstanding Notes or any Subsidiary Guarantees;

(e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date such issuance, sale or other transfer is not permitted by this clause (e);

(f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(g) the guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be incurred by another provision of this covenant;

(h) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was incurred pursuant to the first paragraph of this covenant or clause (b), (d) or (h) of the second paragraph of this covenant; and

(i) other Indebtedness in a principal amount not to exceed $25 million at any one time outstanding.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (i) of the second paragraph, or is entitled to be incurred pursuant to the first paragraph, of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of

Indebtedness, in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to such category. There are no restrictions in the Indenture on the ability of an Unrestricted Subsidiary to incur Indebtedness or issue preferred stock.

Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, to secure:

(a) any Indebtedness of the Company, unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens), or

(b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, its Subsidiary Guarantee is equally and ratably secured, until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens);

provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The incurrence of secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”.

Sale-and-Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if:

(a) the Company or such Restricted Subsidiary could have

(1) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, provided, however, that this clause (1) shall no longer be effective if the Terminated Covenants terminate as described under “—Covenant Termination” below, and

(2) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption “—Liens”,

(b) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the assets that are the subject of such sale-and-leaseback transaction and

(c) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”.

Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company

(a) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless

(1) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Restricted Subsidiary and

(2) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”, and

(b) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company;

except, in the case of both clauses (a) and (b) above, with respect to (i) dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of “Wholly Owned Restricted Subsidiary” or (ii) other dispositions or issuances of Capital Stock of a Restricted Subsidiary of the Company, provided that, after giving pro forma effect thereto, the Investment of the Company and its Restricted Subsidiaries in all Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, does not exceed 25% of Consolidated Net Tangible Assets of the Company. For purposes of this covenant, the creation or perfection of a Lien on any Capital Stock of a Restricted Subsidiary of the Company to secure any Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a disposition of such Capital Stock, provided that any sale by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to do any of the following:

(a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries,

(b) make loans or advances to the Company or any of its Restricted Subsidiaries or

(c) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(1) the Credit Facility or Existing Indebtedness, each as in effect on the Issue Date,

(2) the Indenture, the Notes and the Subsidiary Guarantees,

(3) applicable law,

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,

(5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(6) by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice,

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired,

(8) customary provisions in bona fide contracts for the sale of assets,

(9) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1), (2) and (4) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or

(10) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another Person unless

(a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia,

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee,

(c) immediately after such transaction no Default or Event of Default exists and

(d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made

(1) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and

(2) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

provided, however, that this clause (d) shall no longer be effective if the Terminated Covenants terminate as described under “—Covenant Termination” below.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of the Company.

Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and

(b) the Company delivers to the Trustee

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, provided that such opinion will not be required with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either (i) shipyard contracts that are awarded following a competitive bidding process and approved by a majority of the disinterested members of the Board of Directors or (ii) an Affiliate in which an unrelated third person owns Voting Stock in excess of that owned by the Company or any of its Restricted Subsidiaries;

provided, however, that the following shall be deemed not to be Affiliate Transactions:

(A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(B) transactions between or among the Company and its Restricted Subsidiaries;

(C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture;

(D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time;

(E) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

(F) maintenance in the ordinary course of business of customary benefit programs or arrangements for officers, directors and employees of the Company or any Restricted Subsidiary, including without limitation vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans;

(G) registration rights or similar agreements with officers, directors or significant shareholders of the Company or any Restricted Subsidiary;

(H) issuance of Equity Interests (other than Disqualified Stock) by the Company; and

(I) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate.

Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries, after the Issue Date, acquires or creates another Significant Subsidiary or if any other Restricted Subsidiary becomes such, then such Significant Subsidiary shall become a Guarantor by executing a supplement to the Indenture and delivering it to the Trustee in accordance with the terms of the Indenture; provided, however, this requirement shall not apply to a Significant Subsidiary that is a Foreign Subsidiary. If, after the Issue Date, any Restricted Subsidiary of the Company (including a Foreign Subsidiary) that is not already a Guarantor guarantees any other Indebtedness of the Company or any Indebtedness of a Domestic Subsidiary, then that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within ten Business Days of the date on which it guaranteed such Indebtedness. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary (other than a Significant Subsidiary) shall be unconditionally released upon the release or discharge of its guarantee of all other Indebtedness of the Company or any Domestic Subsidiary, except a release or discharge by, or as a result of payment under, such guarantee.

Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the marine transportation and logistics business and such other businesses as are complementary or related thereto as determined in good faith by the Board of Directors of the Company.

Reports. Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the holders of the Notes and the Trustee

(a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors will furnish to the holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

Future Designation of Restricted and Unrestricted Subsidiaries. The preceding covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary, or by the redesignation by the Company of an Unrestricted Subsidiary as a Restricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (except to the extent they qualify as Permitted Investments). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payments would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may also redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation complies with the requirements of the Indenture described in the definition of “Unrestricted Subsidiary”. If the aggregate amount of all Restricted Payments calculated for purposes of the first paragraph of the covenant described under “—Restricted Payments” above includes an Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary pursuant to the terms of this paragraph, then the aggregate amount of such Restricted Payments will be reduced by the lesser of (a) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) the amount of such Investments.

Any designation or redesignation pursuant to this covenant by the Board of Directors will be evidenced by the filing with the Trustee of a Board Resolution giving effect to such action and evidencing the valuation of any Investment relating thereto (as determined in good faith by the Board of Directors) and an Officers’ Certificate certifying that such action and valuation complied with the preceding requirements.

Covenant Termination

Once the Notes have achieved an Investment Grade Rating and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the caption “Repurchase at the Option of Holders” and under the following headings under the caption “—Certain Covenants”:

•	“—Restricted Payments”,

•	“—Incurrence of Indebtedness and Issuance of Preferred Stock”,

•	“—Issuances and Sales of Capital Stock of Restricted Subsidiaries”,

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”,

•	“—Transactions with Affiliates”,

•	“—Conduct of Business” and

•	“—Future Designation of Restricted and Unrestricted Subsidiaries”.

(collectively, the “Terminated Covenants”) and any provisions of the Notes inconsistent with the elimination of the Terminated Covenants; provided, however, the Company and its Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the following headings under the caption “—Certain Covenants”:

•	“—Liens”,

•	“—Sale-and-Leaseback Transactions” (except to the extent set forth in that covenant)”,

•	“—Merger, Consolidation or Sale of Assets” (except to the extent set forth in that covenant),

•	“—Additional Subsidiary Guarantees” and

•	“—Reports”.

After termination of the Terminated Covenants, for purposes of complying with the “Liens” covenant, the Liens described in clauses (a) and (m) of the definition of “Permitted

Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of the Company. Once effective, this 10% limitation on Permitted Liens will continue to apply during any later period in which the Notes do not have an Investment Grade Rating.

Events of Default and Remedies

Each of the following constitutes an Event of Default:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Company to comply with the provisions described under the caption “—Repurchase at the Option of Holders” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default

(1) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”) or

(2) results in the acceleration of such Indebtedness prior to its express maturity and

(3) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason other than as provided in the Indenture; and

(h) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium or interest that has become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of premium or interest on the Notes.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of the Notes may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue such remedy;

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes and the Subsidiary Guarantees (“Legal Defeasance”) except for

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium and interest on such Notes when such payments are due from the trust referred to below,

(b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer or exchange of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and any Guarantor’s obligations in connection therewith and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date,

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowings) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound,

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally,

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the Company exercises either Legal Defeasance or Covenant Defeasance, any Liens securing the Notes that were created pursuant to the requirements of the “Liens” covenant will be released.

Amendment and Waiver

Except as provided below, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing non-payment default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver,

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”),

(c) reduce the rate of or change the time for payment of interest on any Note,

(d) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(e) make any Note payable in money other than that stated in the Notes,

(f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of or premium or interest on the Notes (except as permitted in clause (g) hereof),

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”),

(h) alter the ranking of the Notes relative to other Indebtedness of the Company or any Subsidiary Guarantee relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the holders, or

(i) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder (provided that any change to conform the Indenture to this prospectus will not be deemed to adversely affect such legal rights), to secure the Notes pursuant to the requirements of the “Liens” covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(a) either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

(d) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association, serves as trustee, registrar and paying agent under the Indenture. Such bank currently serves in the same capacities with respect to the Outstanding Notes, and it is a lender under the Credit Facility.

The Indenture contains certain limitations on the rights of the Trustee, should it be a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if after an Event of Default has occurred and is continuing, the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default occurs (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture will provide that it, the Notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Book-entry, Delivery and Form

The Notes will be issued in the form of one or more global notes (the “Global Notes”). The Global Notes will be:

•	deposited with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and

•	registered in the name of DTC or its nominee,

in each case for credit to an account of a Direct Participant (or Indirect Participant) as described below.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), which may change from time to time.

The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the Global Notes may be exchanged for Certificated Notes only in limited circumstances. See “—Depository Procedures with Respect to Global Notes—Transfers of Interests in Global Note for Certificated Notes”.

Depository Procedures with Respect to Global Notes

DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entry changes to accounts of the Direct Participants, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Direct Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Direct Participants may beneficially own securities held by or on behalf of DTC only through the Direct Participants or the Indirect Participants.

DTC has also advised the Company that pursuant to procedures established by it,

(a) upon deposit of the Global Notes, DTC will credit, the aggregate principal amount of Notes represented by such Global Notes, to the accounts of Direct Participants and

(b) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Direct Participants) or by the Direct Participants and the Indirect Participants (with respects to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Direct Participants in such system, or indirectly through organizations that are Direct Participants in such system, including Euroclear or Clearstream. Euroclear Bank N.V./S.A. will act initially as depository for Euroclear, and Citibank, N.A. will act initially as depository for Clearstream (each a “Nominee” of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in the Global Notes, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in a definitive, certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interest.

Except as described in “—Transfers of Interests in the Global Notes for Certificated Notes” below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive Certificated Notes and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

DTC has also advised the Company that its current practice, upon receipt of any payment in respect of interests in securities such as the Global Notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Direct Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts for customers registered in “street name”. Such payments will be the responsibility of the Direct Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Direct Participants or Indirect Participants in identifying the beneficial owners of the Global Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

The Global Notes will trade in DTC’s Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euorclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers with respect to the Global Notes between the Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear’s or Clearstream’s Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be; however, delivery of instructions relating to cross-market transactions must be made directly to Euorclear or Clearstream and within the established deadlines (Brussels time) of such systems. Indirect Participants who hold interests in the Notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s and Clearstream’s Nominees. Euroclear and Clearstream will, if the transaction meets their settlement requirements, deliver instructions to their respective Nominees to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the Global Notes in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities account of an Indirect Participant who holds an interest in the Notes through Euroclear or Clearstream purchasing an interest in a Global Note from a Direct Participant in DTC will be credited and any such crediting will be reported to Euroclear or Clearstream during the European business day for Euroclear or Clearstream immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear and Clearstream immediately following DTC’s settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Direct Participants to whose account with DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Notes (without the direction of one or more of its Direct Participants) for legended Certificated Notes, and to distribute such Certificated Notes to its Direct Participants. See “—Transfer of Interests in the Global Notes for Certificated Notes”.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes.

Transfers of Interests in the Global Notes for Certificated Notes. The Global Notes may be exchanged for definitive notes in registered, certificated form without interest coupons (“Certificated Notes”) if (a) DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company thereupon fails to appoint a successor depositary within 90 days, or (b) there shall have occurred and be continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes. In any such case, upon surrender by the Direct and Indirect Participants of their interests in such Global Notes, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify to the Trustee as being the beneficial owner of the related Notes.

Certificated Notes delivered in exchange for any beneficial interest in a Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC’s customary procedures).

Neither the Company nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Notes or DTC for all purposes.

Same-Day Settlement and Payment. Payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest) will be made by wire transfer of immediately available funds to the account specified by the holder of such Global Notes. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest in the manner indicated above under “—Methods of Receiving Payments on the Notes”. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

The information in this section concerning DTC, Euorclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable and is provided solely as a matter of convenience, but the Company takes no responsibility for its accuracy. The Company takes no responsibility for these systems and urges investors to contact DTC, Euroclear and Clearstream or their participants directly to discuss these matters.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of assets from such Person. Acquired Indebtedness will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from such Person.

“Affiliate” of any specified Person means an “affiliate” of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

“Asset Sale” means

(a) the sale, lease, conveyance or other disposition (a “disposition”) of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant),

(b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, and

(c) any Event of Loss,

whether, in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions (1) involves assets or rights having a fair market value in excess of $5 million or (2) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $5 million. Notwithstanding the preceding provisions of this definition, the following transactions will be deemed not to be Asset Sales:

(A) a disposition of obsolete or excess equipment or other assets;

(B) a disposition of assets (including Equity Interests) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(C) a disposition of cash or Cash Equivalents;

(D) disposition of assets (including Equity Interests) that constitutes a Permitted Investment or Restricted Payment that is permitted by the provisions of the Indenture described above under “—Certain Covenants—Restricted Payments”;

(E) any charter or lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs; and

(F) any trade or exchange by the Company or any Restricted Subsidiary of the Company of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary.

The fair market value of any non-cash proceeds of a disposition of assets and of any assets referred to in the preceding clauses (E) and (F) of this definition shall be determined in the manner contemplated in the definition of the term “fair market value”, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee.

“Attributable Indebtedness” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means

(a) in the case of a corporation, corporate stock,

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

(b) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million and whose long-terms debt securities are rated at least A3 by Moody’s and at least A- by S&P,

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above,

(d) commercial paper having a rating of at least P-1 from Moody’s or at least A-1 from S&P and in each case maturing within 270 days after the date of acquisition,

(e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided all deposits referred to in this clause (e) are made in the ordinary course of business and do not exceed $2 million in the aggregate at any one time, and

(f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (d).

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,

(a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale,

(b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries,

(c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and

(d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the

Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period:

(a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event occurred for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”);

(b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date;

(c) any delivery to, or acquisition by, such Person or any of its Restricted Subsidiaries of any newly constructed vessel (or vessels), whether constructed by such Person or otherwise (including, but not limited to offshore supply vessels, offshore service vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges), usable in the normal course of business of such Person or any of its Restricted Subsidiaries, that is (or are) subject to a Qualified Services Contract; and

(d) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time;

provided further, however, that (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (2) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of clause (c) of this definition, the amount of Consolidated Cash Flow attributable to such vessel (or vessels) shall be calculated in good faith by a responsible financial or accounting officer of such Person and shall include in the calculation of the Consolidated Interest Coverage Ratio the revenues to be earned pursuant to the Qualified Services Contract relating to such vessel (or vessels), taking into account, where applicable, only contractual minimum amounts, and the estimated expenses related thereto. Such estimated expenses shall be based on the expenses of the most nearly comparable vessel in such Person’s fleet or, if no such comparable vessel exists, then on the industry average for expenses of comparable vessels; provided, however, in determining the estimated expenses attributable to such new vessel (or vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery or acquisition of such new vessel (or vessels) in accordance with clause (a) of this definition. Notwithstanding the preceding, in any calculation of Consolidated Interest Coverage Ratio based on the preceding clause (c), the pro forma inclusion of Consolidated Cash Flow attributable to such Qualified Services

Contract for the four-quarter reference period shall be reduced by the actual Consolidated Cash Flow from such new vessel (or vessels) previously earned and accounted for in the actual results for the four-quarter reference period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding (i) amortization of debt issuance costs and (ii) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitutes consolidated interest expense) and

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that

(a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,

(b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(c) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 shall be excluded and

(d) the cumulative effect of a change in accounting principles shall be excluded.

In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom,

(a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and

(b) the aggregate amount of liabilities of such Person and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of

(a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus

(b) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

(1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person,

(2) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and

(3) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

“Credit Facility” means that certain Amended and Restated Credit Agreement dated as of February 13, 2004 among certain Restricted Subsidiaries of the Company and Hibernia National Bank, as agent, and Hibernia National Bank, Fortis Capital Corp., Southwest Bank of Texas, N.A., DVB Bank Aktiengesellscheft and Wells Fargo Bank, N.A., as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption “Repurchase at the Option of Holders—Change of Control” or “Repurchase at the Option of Holders—Asset Sales”, as the case may be.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any asset of the Company or any Restricted Subsidiary,

(a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or

(b) the confiscation, condemnation or requisition of title to such asset by any government or instrumentality or agency thereof.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Outstanding Notes (including the notes for which they were exchanged).

The term “fair market value” means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Board of Directors of the Company, or, with respect to any asset or Investment in excess of $20 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of the disinterested members of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Guarantor” means each of:

(a) Energy Services Puerto Rico, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Operators, LLC, HOS-IV, LLC, and Hornbeck Offshore Trinidad & Tobago, LLC, each a Delaware limited liability company;

(b) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the Indenture; and

(c) their respective successors and assigns,

in each case until such Guarantor ceases to be such in accordance with the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements,

(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and

(c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates,

in each case to the extent such obligations are incurred in the ordinary course of business of such Person and not for speculative purposes.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (1) borrowed money including, without limitation, any guarantee thereof, or (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the deferred and unpaid purchase price of any property, or representing any Hedging Obligations, if and to the extent any of the preceding indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, provided, however, that any accrued expense or trade payable of such Person shall not constitute Indebtedness. The amount of any Indebtedness outstanding as of any date shall be

(a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and

(b) the principal amount thereof, in the case of any other Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Person and its Restricted Subsidiaries thereunder).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not a QIB.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

(a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business,

(b) Hedging Obligations and

(c) endorsements of negotiable instruments and documents in the ordinary course of business.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”.

“Issue Date” means November 23, 2004.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any asset by way of security.

“Liquid Securities” means equity securities (1) of any master limited partnership, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (3) as to which (a) the holder is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, or (c) the Company or a Subsidiary is entitled to registration rights under the Securities Act.

“Make Whole Premium” means, with respect to any Note on any redemption date, the excess, if any, of (1) the present value at such redemption date of (A) the redemption price of the Note at December 1, 2009 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) and (B) all required interest payments due on the Note during the period from such redemption date through December 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the Note, if greater.

The term “merger” includes a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with

(1) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or

(2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

(b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication)

(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof,

(b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements),

(c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facility) secured by a Lien on the assets that were the subject of such Asset Sale and

(d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness

(a) as to which neither the Company nor any of its Restricted Subsidiaries

(1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or

(2) constitutes the lender,

(b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company or any of its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

“Permitted Investments” means

(a) any Investment in the Company (including, without limitation, any acquisition of the Notes) or in a Restricted Subsidiary of the Company,

(b) any Investment in Cash Equivalents,

(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary of the Company or

(2) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company,

(d) any Investment made as a result of the receipt of non-cash consideration from

(1) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or

(2) a disposition of assets that does not constitute an Asset Sale,

(e) Investments in a Person engaged principally in the business of providing marine transportation or logistics services or other businesses reasonably complementary or related thereto as determined in good faith by the Board of Directors, provided that the aggregate amount of all such Investments at any one time outstanding pursuant to this clause (e) in Persons that are not Restricted Subsidiaries of the Company shall not exceed the greater of

(1) $50 million and

(2) 10% of Consolidated Net Tangible Assets determined as of the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available,

(f) Investments in stock, obligations or securities received in settlement of any debts owing to the Company or any Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary of the Company, in each case as to any debt owing to the Company or any Restricted Subsidiary of the Company, that arose in the ordinary course of business of the Company or any such Restricted Subsidiary and

(g) any Investment in a Person to the extent that such Investment was made or entered into in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

“Permitted Liens” means

(a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock”,

(b) Liens in favor of the Company and its Restricted Subsidiaries,

(c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries,

(d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property of the Company or any of its Restricted Subsidiaries,

(e) Liens securing the performance of tenders, bids, statutory obligations, surety, appeal, return-of-money or performance bonds, government contracts, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, or Liens securing reimbursement undertakings respecting letters of credit supporting any such obligations,

(f) Liens securing Hedging Obligations,

(g) Liens existing on the Issue Date,

(h) Liens securing Non-Recourse Debt,

(i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease,

(j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business,

(k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary of the Company thereof to secure Indebtedness incurred for the purpose of

(1) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, completion of the acquisition of such property or assets or

(2) financing all or any part of the cost of construction or improvement of any such property or assets,

provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction or improvement of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary of the Company (other than any associated accounts, contracts and insurance proceeds),

(l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (c), (d), (g) and (k) above and in this clause (1),

(m) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company that does not exceed $25 million at any one time outstanding,

(n) Liens on assets of the Company or any Restricted Subsidiary of the Company that were substituted or exchanged as collateral for other assets of the Company or any Restricted Subsidiary of the Company that are referred to in any of the preceding clauses (c), (d) and (k) of this definition, provided that the fair market value of the substituted or exchanged assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other assets so referred to,

(o) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired,

(p) rights of banks to set off deposits against Indebtedness owed to said banks,

(q) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries securing the Company’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, and

(r) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that

(a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on, the

Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith),

(b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and

(d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Productive Assets” means Vessels or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine transportation or logistics services (or any other business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

“Qualified Equity Offering” means

(a) any sale of Equity Interests (other than Disqualified Stock) of the Company for cash pursuant to an underwritten offering registered under the Securities Act or

(b) any other sale of Equity Interests (other than Disqualified Stock) of the Company for cash,

in each case so long as such sale does not result in a Change of Control.

“Qualified Services Contract” means, with respect to any newly constructed offshore supply vessel, offshore service vessel (including, without limitation, any crewboat, fast supply vessel and anchor-handling towing supply (AHTS) vessel), tug, double-hulled tank barge and double-hulled tanker delivered to the Company or any of its Restricted Subsidiaries, or any such newly constructed vessel constructed for a third party and then acquired by the Company or any of its Restricted Subsidiaries within 365 days of such vessel’s original delivery date, a contract that the Board of Directors of the Company, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors, which contract:

(a) is between the Company or one of its Restricted Subsidiaries, on the one hand, and (1) a Person with a rating of either a BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (2) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees from a Person that has an investment grade rating as described in the preceding subclause (1) of this clause (a), or such contract provides for a lockbox or similar arrangement or direct payment to the Company or a Restricted Subsidiary by a Person with such an investment grade rating, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating the Consolidated Interest Coverage Ratio;

(b) provides for services to be performed by the Company or one of its Restricted Subsidiaries involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Company or one of its Restricted Subsidiaries, in either case for a minimum period of at least one year; and

(c) provides for a fixed or minimum dayrate or fixed or minimum volume or freight rates (including, if applicable, lay time and demurrage) for such vessel.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Significant Subsidiary” means

(a) any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, and

(b) any other Restricted Subsidiary of the Company that represents more than 5% of the Consolidated Net Tangible Assets of the Company, based upon the most recent internal financial statements of the Company.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person,

(a) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof),

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and

(c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Treasury Rate” means, as of any redemption date in respect to the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date, or if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to December 1, 2009; provided, however, that if the period from the redemption date to December 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary as an Unrestricted Subsidiary only to the extent that such Subsidiary at the time of such designation

(a) has no Indebtedness other than Non-Recourse Debt,

(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption “—Certain Covenants—Transactions with Affiliates”, and

(c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation

(1) to subscribe for additional Equity Interests or

(2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted

Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(A) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and

(B) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of a Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(a) the sum of the products obtained by multiplying

(1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(2) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

(b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person to the extent that

(a) all of the outstanding Capital Stock of which (other than directors’ qualifying shares and Capital Stock held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person or

(b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction or its governmental agencies, authorities or state-owned businesses to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Restricted Subsidiary.

PLAN OF DISTRIBUTION

We may sell the notes in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the notes;

•	the net proceeds from the sale of the notes;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the notes for their own account for resale to the public. The underwriters may resell the notes from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer notes to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered notes if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the notes are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Any underwriters to whom we sell the notes for public offering and sale may make a market in the notes, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, the notes.

If we use dealers in the sale of notes, we will sell the notes to them as principals. They may then resell those notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the notes directly. In this case, no underwriters or agents would be involved. We may also sell the notes through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the notes, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the notes directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those notes. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Notes may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the notes remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase notes from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

The validity of the notes offered by this prospectus will be passed upon for us by Winstead PC, Houston, Texas. R. Clyde Parker, Jr., a shareholder in Winstead PC, is a nonvoting, advisory director appointed by our board of directors, owns 74,984 shares of our common stock, has restricted stock unit awards subject to vesting with respect to 3,000 shares of our common stock and has options to acquire 24,125 shares of our common stock. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Hornbeck Offshore Services, Inc. appearing in Hornbeck Offshore Services Inc.’s Current Report (Form 8-K) dated August 11, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission filing fee	$10,000
Legal fees and expenses	100,000
Accounting fees and expenses	100,000
Printing expenses	100,000
Miscellaneous (including listing fees, if applicable)	10,000

Total expenses	$320,000

All of the above expenses other than the filing fee are estimates. All of the above fees and expenses will be borne by the Registrants.

Item 15.	Indemnification of Directors and Officers

The Delaware General Corporation Law, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the Delaware General Corporation Law requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Eight of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. Section 6.10 of our Bylaws provides for, and sets forth the procedures for obtaining, such indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, we maintain insurance which insures our directors and officers against certain liabilities.

The Delaware General Corporation Law gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The Delaware General Corporation Law also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

We have also entered into indemnification agreements with our directors and officers. These agreements provide rights that are consistent with but more detailed than those provided under Delaware Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party derivative suits against us or our directors or officers, but if a director or officer is entitled to indemnity or contribution under the indemnification agreement, the financial burden of the third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of us but would be offset by our obligations to the director of officer under the indemnification agreement.

Item 16.	Exhibits and Financial Statement Schedules

The following are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit Number		Description of Exhibit
*1.1	—	Form of Underwriting Agreement for Common Stock.

*1.2	—	Form of Underwriting Agreement for Preferred Stock.

*1.3	—	Form of Underwriting Agreement for Senior Debt Security.

*1.4	—	Form of Underwriting Agreement for Subordinated Debt Security.

3.1	—	Second Restated Certificate of Incorporation of Hornbeck Offshore Services, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2005).

3.2	—	Certificate of Designation of Series A Junior Participating Preferred Stock of Hornbeck Offshore Services, Inc. filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

3.3	—	Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. adopted June 30, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the period ended June 30, 2004).

3.4	—	Certificate of Formation of Hornbeck Offshore Services, LLC (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.5	—	Limited Liability Company Agreement of Hornbeck Offshore Services, LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.6	—	Certificate of Formation of Hornbeck Offshore Operators, LLC (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

Exhibit Number		Description of Exhibit
3.7	—	Limited Liability Company Agreement of Hornbeck Offshore Operators, LLC (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.8	—	Certificate of Formation of Hornbeck Offshore Transportation, LLC (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.9	—	Limited Liability Company Agreement of Hornbeck Offshore Transportation, LLC (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.10	—	Certificate of Formation of Hornbeck Offshore Trinidad & Tobago, LLC (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.11	—	Limited Liability Company Agreement of Hornbeck Offshore Trinidad & Tobago, LLC (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.12	—	Certificate of Formation of HOS-IV, LLC (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.13	—	Limited Liability Company Agreement of HOS-IV, LLC (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.14	—	Certificate of Formation of Energy Services Puerto Rico, LLC (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.15	—	Limited Liability Company Agreement of Energy Services Puerto Rico, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

4.1	—	Specimen stock certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A dated March 25, 2004).

4.2	—	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC as Rights Agent, which indicates as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.3	—	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.4	—	Second Amendment to Rights Agreement dated as of September 3, 2004 by and between the Company and Mellon Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A/A filed September 3, 2004, Registration No. 333-108943).

Exhibit Number		Description of Exhibit
4.5	—	Indenture, dated as of November 23, 2004 between Hornbeck Offshore Services, Inc., the guarantors named therein and Wells Fargo Bank, National Association (as Trustee), including table of contents and cross-reference sheet (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 18, 2004).

4.6	—	Indenture dated as of November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (including form of 1.625% Convertible Senior Notes due 2026) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.7	—	Registration Rights Agreement dated November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.8	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.9	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc and Bear, Stearns International Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.10	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed November 13, 2006).

+4.11	—	Form of Senior Debt Indenture.

+4.12	—	Form of Senior Debt Securities (contained in Exhibit 4.11).

+4.13	—	Form of Subordinated Debt Indenture.

+4.14	—	Form of Subordinated Debt Securities (contained in Exhibit 4.13).

*4.15	—	Form of Warrant Agreement for Common Stock including as an exhibit thereto the form of warrant certificate.

*4.16	—	Form of Warrant Agreement for Preferred Stock including as an exhibit thereto the form of warrant certificate.

*4.17	—	Form of Warrant Agreement for Debt Securities including as an exhibit thereto the form of warrant certificate.

*4.18	—	Form of Certificate of Designation of Preferred Stock.

+5	—	Opinion of Winstead PC.

+12	—	Computation of Ratio of Earnings to Fixed Charges.

Exhibit Number		Description of Exhibit

+23.1	—	Consent of Winstead PC (contained in Exhibit 5).

+23.2	—	Consent of Ernst & Young LLP.

+24	—	Powers of Attorney (set forth on page S-1).

25.1	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Indenture, dated November 23, 2004 (incorporated by reference to Exhibit 25 to the Company’s Registration Statement on Form S-4 dated December 22, 2004, Registration No. 333-121557).

+25.2	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Senior Debt Indenture.

+25.3	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Subordinated Debt Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q, or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
+	Filed herewith.

Item 17.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, the State of Louisiana, on August 11, 2009, 2008.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ TODD M. HORNBECK
Todd M. Hornbeck
Chairman, President and Chief Executive Officer

KNOW ALL THESE MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Todd M. Hornbeck and James O. Harp, Jr., and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 (b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Title	Date

/s/ TODD M. HORNBECK (Todd M. Hornbeck)	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	August 11, 2009

/s/ JAMES O. HARP, JR. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2009

/s/ LARRY D. HORNBECK (Larry D. Hornbeck)	Director	August 11, 2009

/s/ BRUCE W. HUNT (Bruce W. Hunt)	Director	August 11, 2009

/s/ STEVEN W. KRABLIN (Steven W. Krablin)	Director	August 11, 2009

Signature	Title	Date

/s/ PATRICIA B. MELCHER (Patricia B. Melcher)	Director	August 11, 2009

/s/ BERNIE W. STEWART (Bernie W. Stewart)	Director	August 11, 2009

/s/ DAVID A. TRICE (David A. Trice)	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, the State of Louisiana, on August 11, 2009.

Energy Services Puerto Rico, LLC Hornbeck Offshore Services, LLC Hornbeck Offshore Transportation, LLC Hornbeck Offshore Operators, LLC HOS-IV, LLC Hornbeck Offshore Trinidad & Tobago, LLC

By:	/s/ TODD M. HORNBECK
Todd M. Hornbeck
Sole Manager, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons on behalf of each of the above-referenced registrants and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TODD M. HORNBECK (Todd M. Hornbeck)	Sole Manager, President and Chief Executive Officer (Principal Executive Officer)	August 11, 2009

/s/ JAMES O. HARP, JR. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2009

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
*1.1	—	Form of Underwriting Agreement for Common Stock.

*1.2	—	Form of Underwriting Agreement for Preferred Stock.

*1.3	—	Form of Underwriting Agreement for Senior Debt Security.

*1.4	—	Form of Underwriting Agreement for Subordinated Debt Security.

3.1	—	Second Restated Certificate of Incorporation of Hornbeck Offshore Services, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ended March 31, 2005).

3.2	—	Certificate of Designation of Series A Junior Participating Preferred Stock of Hornbeck Offshore Services, Inc. filed with the Secretary of State of the State of Delaware on June 20, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1 dated September 19, 2003, Registration No. 333-108943).

3.3	—	Fourth Restated Bylaws of Hornbeck Offshore Services, Inc. adopted June 30, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the period ended June 30, 2004).

3.4	—	Certificate of Formation of Hornbeck Offshore Services, LLC (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.5	—	Limited Liability Company Agreement of Hornbeck Offshore Services, LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.6	—	Certificate of Formation of Hornbeck Offshore Operators, LLC (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.7	—	Limited Liability Company Agreement of Hornbeck Offshore Operators, LLC (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.8	—	Certificate of Formation of Hornbeck Offshore Transportation, LLC (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.9	—	Limited Liability Company Agreement of Hornbeck Offshore Transportation, LLC (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.10	—	Certificate of Formation of Hornbeck Offshore Trinidad & Tobago, LLC (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.11	—	Limited Liability Company Agreement of Hornbeck Offshore Trinidad & Tobago, LLC (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

E-1

Exhibit Number		Description of Exhibit
3.12	—	Certificate of Formation of HOS-IV, LLC (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.13	—	Limited Liability Company Agreement of HOS-IV, LLC (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.14	—	Certificate of Formation of Energy Services Puerto Rico, LLC (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

3.15	—	Limited Liability Company Agreement of Energy Services Puerto Rico, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3 dated August 31, 2005, Registration No. 333-128014).

4.1	—	Specimen stock certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A dated March 25, 2004).

4.2	—	Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC as Rights Agent, which indicates as Exhibit A the Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 2, 2003).

4.3	—	Amendment to Rights Agreement dated as of March 5, 2004 between the Company and Mellon Investor Services LLC as Rights Agent (incorporated by reference to Exhibit 4.13 to the Company’s Form 10-K for the period ended December 31, 2003).

4.4	—	Second Amendment to Rights Agreement dated as of September 3, 2004 by and between the Company and Mellon Investor Services, LLC as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A/A filed September 3, 2004, Registration No. 333-108943).

4.5	—	Indenture, dated as of November 23, 2004 between Hornbeck Offshore Services, Inc., the guarantors named therein and Wells Fargo Bank, National Association (as Trustee), including table of contents and cross-reference sheet (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 18, 2004).

4.6	—	Indenture dated as of November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (including form of 1.625% Convertible Senior Notes due 2026) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.7	—	Registration Rights Agreement dated November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 13, 2006).

E-2

Exhibit Number		Description of Exhibit
4.8	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.9	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc and Bear, Stearns International Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed November 13, 2006).

4.10	—	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006 (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed November 13, 2006).

+4.11	—	Form of Senior Debt Indenture.

+4.12	—	Form of Senior Debt Securities (contained in Exhibit 4.11).

+4.13	—	Form of Subordinated Debt Indenture.

+4.14	—	Form of Subordinated Debt Securities (contained in Exhibit 4.13).

*4.15	—	Form of Warrant Agreement for Common Stock including as an exhibit thereto the form of warrant certificate.

*4.16	—	Form of Warrant Agreement for Preferred Stock including as an exhibit thereto the form of warrant certificate.

*4.17	—	Form of Warrant Agreement for Debt Securities including as an exhibit thereto the form of warrant certificate.

*4.18	—	Form of Certificate of Designation of Preferred Stock.

+5	—	Opinion of Winstead PC.

+12	—	Computation of Ratio of Earnings to Fixed Charges.

+23.1	—	Consent of Winstead PC (contained in Exhibit 5).

+23.2	—	Consent of Ernst & Young LLP.

+24	—	Powers of Attorney (set forth on page S-1).

25.1	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Indenture, dated November 23, 2004 (incorporated by reference to Exhibit 25 to the Company’s Registration Statement on Form S-4 dated December 22, 2004, Registration No. 333-121557).

+25.2	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Senior Debt Indenture.

+25.3	—	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, under the Subordinated Debt Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q, or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
+	Filed herewith.

E-3